UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2017

OXFORD IMMUNOTEC GLOBAL PLC

(Exact name of registrant as specified in its charter)

England and Wales

(State or other jurisdiction

of incorporation)

001-36200	Not Applicable
(Commission File Number)	(IRS Employer Identification No.)

94C Innovation Drive, Milton Park, Abingdon OX14 4RZ, United Kingdom

(Address of principal executive offices)

Registrant’s telephone number including area code +44 (0) 1235 442780

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On September 1, 2017, Oxford Immunotec Ltd. (“OI Ltd.”), a wholly owned subsidiary of Oxford Immunotec Global PLC (“OI Global”), entered into a Second Amendment to Supply Agreement (the “Second Amendment”) with StemCell Technologies Canada Inc. f/k/a StemCell Technologies Inc. (“StemCell”).

The Second Amendment amends the Supply Agreement between OI Ltd. and StemCell effective January 31, 2008 (the “Agreement”), as amended by an Amendment to Supply Agreement dated October 26, 2011 (the “First Amendment”), pursuant to which StemCell supplies OI Ltd. with a product that can be used in performing tests leveraging our T-SPOT® technology. The Second Amendment establishes pricing and extends the terms of the Agreement until December 31, 2023.

The Agreement and First Amendment were originally filed as Exhibits 10.19 and 10.20, respectively, to OI Global’s Registration Statement on Form S-1 (File No. 333-191737) filed on October 15, 2013.

The foregoing descriptions of the Agreement and the First Amendment do not purport to be complete and are subject to, and are qualified in their entirety by reference to the full and complete terms of the Agreement and the First Amendment which are incorporated by reference herein. In addition, the foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full and complete terms of the Second Amendment, which will be filed as an exhibit to OI Global’s next periodic report.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2017

OXFORD IMMUNOTEC GLOBAL PLC

By:	/s/ Elizabeth M. Keiley
Elizabeth M. Keiley SVP and General Counsel